EXHIBIT 99.2

J. C. Penney Corporation, Inc.

NOTICE OF GUARANTEED DELIVERY

With Respect to the Tender for Exchange of
9.000% Notes due 2012
for 9.000% Notes due 2012

Pursuant to the Prospectus Dated                                 , 2002

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2003, UNLESS EXTENDED (THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

PLEASE READ CAREFULLY THE ATTACHED INSTRUCTIONS

As set forth in the Letter of Transmittal (the “Letter of Transmittal”) accompanying the Prospectus dated                                  , 2002 (the “Prospectus”) of J. C. Penney Corporation, Inc., a Delaware corporation (the “Company”), this Notice of Guaranteed Delivery or a form substantially equivalent hereto must be used to accept the Company’s offer to exchange (the “Exchange Offer”) any and all of its outstanding unregistered 9.000% Notes due 2012 (the “Outstanding 9.000% Notes”) for its 9.000% Notes due 2012 (the “Registered Notes”), the issuance of which has been registered under the Securities Act of 1933, as amended. If the tendering holder of Outstanding 9.000% Notes cannot, prior to 5:00 p.m., New York City time, on the Expiration Date (i) deliver its Outstanding 9.000% Notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent (as defined below) or (ii) deliver a confirmation of the book-entry tender of its Outstanding 9.000% Notes into the Exchange Agent’s account at The Depository Trust Company (“DTC”) and otherwise complete the procedures for book-entry transfer. If required, this Notice of Guaranteed Delivery, properly completed and duly executed, must be delivered to Mellon Investor Services LLC (the “Exchange Agent”) as set forth below.

By Mail or Hand Delivery:	Facsimile Transmission:	Confirm by Telephone:

Mellon Investor Services LLC, 85 Challenger Road Ridgefield, NJ 07660	(201) -	(201) 296-4000

Attention:

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

For any questions regarding this Notice of Guaranteed Delivery or for any additional information, please contact the Exchange Agent by telephone at (            )             -            .

This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Outstanding 9.000% Notes set forth below pursuant to the guaranteed delivery procedures.

All authority herein conferred or agreed to be conferred in this Notice of Guaranteed Delivery and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive the death or incapacity of, the undersigned.

PLEASE SIGN AND COMPLETE

Signatures of Registered Holder(s) or Authorized Signatory

Name(s) of Registered Holder(s)

Principal Amount of Outstanding 9.000 % Notes Tendered

_________________________________________

Date

Address

Area Code and Telephone Number

If Outstanding 9.000% Notes will be delivered by book-entry transfer, provide the account number at The Depository Trust Company below:

Depository Account No.

This Notice of Guaranteed Delivery must be signed by the registered holder(s) of the Outstanding 9.000% Notes tendered hereby exactly as their name(s) appear on the certificates for such Outstanding 9.000% Notes or on a security position listing such holder(s) as the owner(s) of such Outstanding 9.000% Notes, or by person(s) authorized to become registered holder(s) of such Outstanding 9.000% Notes by endorsements and documents submitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must provide the following information and, unless waived by the Company, submit with the Letter of Transmittal evidence satisfactory to the Company of such person’s authority to so act. See Instruction 2.

PLEASE PRINT NAME(S) AND ADDRESS

Name(s)

Capacity

Address(es)

GUARANTEE
(Not to be used for signature guarantee)

        The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or is a savings institution, commercial bank or trust company having an office or correspondent in the United States, or is otherwise an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, and which is, in each case. a member of a recognized signature guarantee program (i.e., Securities Transfer Agents Medallion Program, Stock Exchange Medallion Program or New York Stock Exchange Medallion Signature Program), guarantees deposit with the Exchange Agent of the Letter of Transmittal (or facsimile thereof), the Outstanding 9.000% Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Outstanding 9.000% Notes into the Exchange Agent’s account at DTC as described in the Letter of Transmittal) and any other required documents, all by 5:00 p.m., New York City time, within three New York Stock Exchange trading days after the Expiration Date.

Name of Firm                                                     Authorized Signature

Address                                                              Name

Area Code and Telephone                                  Title
Number

Date

DO NOT SEND OUTSTANDING 9.000% NOTES WITH THIS FORM. ACTUAL SURRENDER OF OUTSTANDING 9.000% NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1.  Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and all other required documents is at the election and risk of the tendering holders. The delivery will be deemed made only when actually received or confirmed by the Exchange Agent. As an alternative to delivery by mail, holders may wish to consider overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date.

2.  Signatures on this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Outstanding 9.000% Notes referred to herein, the signature(s) must correspond exactly with the name(s) as written on the face of the certificates for such Outstanding 9.000% Notes without any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of DTC whose name appears on a security position listing as the holder of such Outstanding 9.000% Notes, the signature must correspond exactly with the name shown on the security position listing as the holder of such Outstanding 9.000% Notes.

If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Outstanding 9.000% Notes listed or a participant of DTC, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name(s) of the registered holder(s) appear(s) on the certificates for the Outstanding 9.000% Notes or signed as the name of the participant is shown on DTC’s security position listing.

If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Company, submit with the Letter of Transmittal evidence satisfactory to the Company of such person’s authority to so act.

3.  Requests for Assistance or Additional Copies. Questions relating to the procedures for tendering, as well as requests for additional copies of the Prospectus, the Letter of Transmittal and this Notice of Guaranteed Delivery, may be directed to the Exchange Agent at the address and telephone number set forth on the front cover and back cover hereof.

Mellon Investor Services LLC,
as Exchange Agent

By Mail or Hand Delivery:	Facsimile Transmission:	Confirm by Telephone:

Mellon Investor Services LLC, 85 Challenger Road Ridgefield, NJ 07660	(201) -	(201) 296-4000

Attention: